Exhibit 10.32

Road Network Operation Monitoring and Early Warning System Development Contract

Party A: Dongguan Fanxin Electric Technology Co., Ltd.

Address: ******

Party B: Guangzhou 3e Network Technology Company Limited

Address: Room 701, Block A, SYSU Science Park, No.135 Xingang West Road, Haizhu District, Guangzhou

In accordance with the Contract Law of the People’s Republic of China and other relevant laws and regulations, on the basis of equality, voluntariness and consensus, both parties confirm that it is fully aware of and understands the substantive meaning of all the terms of this Contract and its corresponding legal consequences, and based on such understanding, enter into this contract in respect of the Road Network Operation Monitoring and Early Warning System for the purpose of mutual compliance.

Article I. Scope of Software Development

The scope of software development, constituent modules, functions of each module, specifications, versions, value and inspection standards of this Contract shall be based on the contents listed in the attached User Requirements Specification Product Prototype.

Article II. Software Development Cycle

(i) The software development cycle is approximately 3 months from the signing date of this Contract.

Article III. Development Amount and Payment Mode

(i) The total amount of this Contract is RMB[ ] (in words: [ ] Yuan), including tax at 6%. The price is inclusive of development, testing and training costs and will not be adjusted during the performance period of this contract.

See Annex I for a detailed function offer.

(ii) Account information of Party B’s receiving bank:

Account Name: Guangzhou 3e Network Technology Company Limited

Bank of Deposit: Bank of China Guangzhou CITIC Plaza Sub-branch

Receiving Account No.: ******

Tel: ******

Address: Room 701, Block A, SYSU Science Park, Xingang West Road, Haizhu District, Guangzhou

If the receiving bank account of Party B is inconsistent with the bank account listed in the signature or other terms of this Contract, the above bank account information shall prevail. In case of any change of the above bank account information, Party B shall promptly notify Party A in writing before the due date of Party A’s payment, and both Parties shall sign a separate supplemental agreement; Party B’s request for Party A to make payment to a third-party account does not belong to the change of the receiving bank account information, against which Party A may reject. If Party B fails to inform Party A in writing of the correct bank account information in a timely manner, Party B shall be liable for any loss or consequences arising therefrom.

(v) Party A shall make payment according to the following payment schedule, and Party B must submit documents according to the following schedule when applying for payment. If Party B fails to submit documents according to this paragraph or the documents submitted fails to meet the requirements, Party A’s payment time shall be postponed accordingly and Party A shall not bear the responsibility for the delayed payment.

No.	Stage Name	Payment Instructions
1	Progress payment	Ratio of Payment	20%	Amount of Payment (RMB)	RMB [ ] Yuan
		Terms of Payment	Payable within 7 working days of the signing of this Contract
		Documents to be submitted	Platform Development Task Plan Schedule, Service Platform Architecture Design, User Requirements Specification Product Prototype and System Architecture Design signed and confirmed by Party A.
2	Acceptance payment	Ratio of Payment	80%	Amount of Payment (RMB)	RMB[ ] Yuan
		Terms of Payment	Party B shall ensure that the overall business functions of the project are complete and can be operated normally. The payment shall be made within 15 days since Party A accepts the system platform, and both parties sign the confirmation of acceptance.
		Documents to be submitted	Project Acceptance Form

Article IV. Software Development and Management

(i) On-site development is not mandatory in the whole process of this project implementation, but in the demand research stage or business module progress delays, Party A and Party B can negotiate to decide whether Party B needs to carry out the on-site development, and without special circumstances, Party B shall meet Party A’s requirements within the scope of its ability.

(ii) The final software service designed by both parties shall be based on the Product Development Requirements List, and the remaining process documents shall only serve as a reference for development.

(iii) Disputes arising from changes in project requirements shall be resolved through consultation between Party A and Party B. Requirement change refers to requirements beyond the scope of the Product Development Requirements List, which are proposed by Party A in writing to Party B. Any additional costs incurred as a result shall be agreed upon by both parties.

Article V. Rights and Obligations of Party A

(i) Party A has the right to request the second party to complete software development and ensure acceptance within the specific period specified in this contract, in accordance with the requirements of the Product Development Requirements List.

(ii) Subject to not exceeding the scope of the Product Development Requirements List, Party A has the right to propose software function modification suggestions to Party B. Party B shall confirm and reply within 5 working days after receiving Party A’s suggestions; If Party B fails to respond to Party A’s opinions within 5 working days, it shall be deemed that Party B confirms and agrees to implement the opinions.

(iii) Party A must strictly comply with the provisions of Article 3 (3) of this contract, and timely and fully pay the corresponding contract amount to the second party.

(iv) Party A shall promptly provide the second party with relevant information related to the software product and provide convenient conditions to the second party within its capabilities.

(v) Party A has the right to supervise and provide opinions on the entrusted services provided by the second party, and has the right to request the second party to replace relevant staff.

(vii) Party A shall promptly provide the second party with relevant information related to the software product and provide convenient conditions to the second party within its capabilities.

(viii) Designated by Party A (Name: [ ] Email: [ ] ）As the contact person, responsible for contacting Party B and conveying Party A’s instructions and requirements. The first party shall notify the second party in writing of the change of contact person.

Article VI. Rights and Obligations of Party B

(i) Party B has the right to require Party A to pay the contract sum in full and on time as agreed in this Contract.

(ii) Party B shall ensure that it has the legal qualifications to complete the entrusted matters of the first party, fully understands the specific requirements of the first party for the entrusted matters stipulated in this contract, and has the ability to strictly provide services and submit service results in accordance with the requirements of the first party.

(iii) During the software development process, Party B has the right to request reasonable and necessary assistance from Party A, and has the right to request Party A to provide necessary information. The information provided by Party A to assist Party B in completing software development under this contract is only for the purpose of this contract. Without Party A’s written permission, Party B shall not use the above information for any purpose other than the purpose of this contract. The confidentiality obligation of Party B for the above-mentioned materials or information shall not terminate due to the termination or termination of this contract, until the relevant materials or information are made public by Party A. If Party B fails to fulfill its confidentiality obligations and causes Party A’s relevant materials or information to be disclosed in advance, Party B shall compensate Party A for the actual losses suffered as a result.

(iv) Party B fully understands and fully agrees that the “Product Development Requirements List” is the framework summary requirements of the first party for software development. The second party forms the “Product Development Requirements List” through research and analysis of the Party A’s requirements and makes timely modifications and adjustments according to the Party A’s requirements.

(v) During the performance period of this contract, Party B shall obtain Party A’s trade secrets related to this project in accordance with the needs of contract performance, and such trade secrets shall only apply to the performance of its obligations under this contract. The second party shall not use, disseminate or disclose trade secrets without authorization. Otherwise, Party A has the right to hold Party B liable for breach of contract and demand that Party B compensate for the actual losses caused thereby.

(vi) Designated by Party B (Name: [ ] Email: [ ]）as the contact person, responsible for contacting Party A and conveying Party B’s instructions and requirements. The second party shall notify the first party in writing of the change of contact person.

Article VII. Intellectual Property Rights and Right of Use

(i) The basic software under this Contract refers to the software products provided by Party B that already possesses intellectual property rights (including but not limited to any copyrights, trademarks, patents and other intellectual property rights recognized by the applicable laws of this Contract, regardless of whether they have been registered or not, the same below) or the right to use them, including the development tools and application products. The system of secondary development refers to the system developed by Party B on the basis of the existing software products to meet Party A’s objectives.

(ii) Party B guarantees that the software used to complete the software development stipulated in this contract (including basic software and secondary development software) will not infringe upon the intellectual property rights and/or other legitimate rights and interests of the first party or any third party. If Party A is accused of infringement, claims or other rights by a third party during the use process, Party B shall be responsible for negotiating with the third party to ensure that it does not affect the realization of the purpose of this contract, and shall bear the liability for breach of contract in accordance with the relevant provisions of this contract. If Party A suffers losses as a result, Party B shall bear full compensation responsibility.

(iii) If any software developed under this Contract or any part thereof is claimed by a third party to have infringed its intellectual property rights or other legal rights, Party B agrees to defend against any lawsuit or legal claim arising therefrom. Party B agrees to pay the full amount of damages determined by the judgment or settlement in question. Party A agrees to notify Party B promptly of any such action or claim and to provide Party B with reasonable assistance in dealing with the action or claim so that Party B can obtain the rights to which Party B are entitled. Party A has the right to participate in the defense or settlement of any such lawsuit or claim at Party B’s expense.

If the software or any part of the software developed under this Contract is found to be infringing the legal rights of a third party in accordance with law, or if any use or distribution of the software or exercise of any of the rights granted by Party B in accordance with the agreement is found to be infringing, Party B, with the written consent of Party A, shall make every effort to replace the software with non-infringing software with equal or better functions, or to obtain the relevant authorization, so as to enable Party A to continue to enjoy the rights and achieve the goals of this Contract without being affected by any relevant disputes.

If the software developed under this Contract or any part thereof is judged to be an infringement any right or the related dispute fails to be resolved within 30 days, resulting in that Party A cannot use the software normally, Party B shall refund all the contract payments that it has received from Party A.

(iv) The ownership of the intellectual property rights of the basic software used by Party B for developing the project shall remain unchanged and shall be vested in Party B. Party A has the right to use it, which is permanent and irrevocable. Party A shall not utilize the above information for any purpose other than the purpose of this Contract or for any other purpose without Party B’s written permission. Party A’s obligation to keep the above data or information confidential shall not be terminated by the rescission or termination of this Contract until the relevant data or information is made public by Party B. If Party A fails to fulfill its duty of confidentiality, resulting in the early disclosure of Party B’s relevant data or information, Party A shall compensate Party B for the actual loss suffered as a result.

(v) The intellectual property rights of the software development results (including software products, documents, source codes, data and other materials) under this Contract shall be jointly owned by Party A and Party B. Party A has the right to use the above development results without any restriction or hindrance, and Party B shall be liable for any loss suffered by Party A if Party B causes any restriction or hindrance to Party A’s use of the above development results.

Article VIII. Acceptance, Delivery and Maintenance of Software Achievement

(i) Separate acceptance and separate payment shall be applied to the software development project under this Contract. Party B shall ensure that the overall business functions of the project are complete and can operate normally.

(ii) Party A shall organize acceptance in accordance with the acceptance standards specified in the Product Development Requirements List, while also meeting relevant national regulations and requirements. Whether the acceptance is qualified shall be subject to the written notice from Party A. If the acceptance is not qualified, Party A shall fully explain the reasons and provide Party B with a reasonable rectification period until the acceptance is qualified. If the acceptance organization work is not completed within 15 working days due to the fault of Party A, it shall be deemed that the acceptance has been qualified according to the standards stipulated in the contract.

(iii) From the date of completion of project acceptance, if Party A needs to continue providing technical support and maintenance (including project technical support, upgrade and maintenance services), a separate maintenance contract shall be signed. The specific content of technical support, upgrade and maintenance services, as well as maintenance costs, shall be determined through separate negotiations between both parties.

Article IX. Training

(i) Party B shall, in accordance with the actual needs of the project on-line, provide the necessary training programs free of charge for the personnel actually used by Party A, and implement them before the official launch of the system with Party A’s consent.

(ii) Party B must send experienced training instructors and counselors to conduct the training and provide relevant teaching materials or training videos for the on-line learning of trainees.

Article X. Breach Liabilities

(i) If Party A does not pay the contractual amount to Party B according to the Contract, Party A shall pay liquidated damages to Party B according to 0.3% of the total price of the Contract per day of delay, and once such delay exceeds 10 days, Party B has the right to unilaterally terminate or rescind the Contract without bearing any breach responsibility, and Party A shall still pay for the work achievement already delivered by Party B; if Party B requests to continue to perform the Contract, in addition to the liquidated damages paid by Party A in accordance with the aforementioned standard in advance, Party A shall still pay the amount according to the contract, and the date of Party B’s performance of this Contract shall be postponed accordingly from the date of Party B’s receipt of liquidated damages. However, the total amount of liquidated damages for late payment shall not exceed 10% of the total contract amount.

(ii) If Party B terminates the Contract due to Party A’s fault, Party A shall pay Party B the price of the delivered and completed software. Upon payment by Party A, Party B shall deliver to Party A the software for which payment has been made. If Party A wants to use the accepted software in the future, Party A shall still use it in accordance with this Contract. Liquidated damages shall also be paid to Party B at 10% of the total amount of this Contract.

(iii) If Party B fails to complete the acceptance and delivery of the project on time for reasons not attributed to Party A, Party B shall pay liquidated damages to Party A in the amount of 0.3% of the total price of the Contract for each day of delay, but the total amount of liquidated damages for the late acceptance and delivery shall not exceed 10% of the total amount of the Contract.

If Party A agrees in writing, Party B may be given a grace period of 5 natural days, during which the calculation of liquidated damages payable by Party B shall be suspended. If Party B fails to complete the project acceptance after the expiration of the period specified in this Contract or the grace period agreed by Party A, the period for Party B to pay liquidated damages to Party A shall be calculated from the date of the expiration of the grace period (excluding the grace period), and Party B shall pay liquidated damages of _3_% of the total amount of this Contract to Party A every day.

If the overdue time exceeds 30 days (excluding the grace period), Party A has the right to unilaterally terminate or cancel the Contract, in which case the liquidated damages already paid by Party B shall not be returned by Party A, and Party B shall refund all the contract payments it has received.

(iv) If the software delivered by Party B or its operation results meet the requirements of the Contract during the testing period and cannot be improved by modification, Party A has the right to terminate or cancel the Contract, and Party B shall return all the contract payments it has received.

(v) The software system delivered by Party B shall not contain any software that automatically terminates or interferes with the operation of the system. Otherwise, Party B shall repair it within 5 working days, but if it causes damage to Party A, Party B shall compensate Party A for the actual damage. If Party B is unable to carry out the repair within 5 working days, Party A has the right to terminate or rescind the Contract, and Party B shall refund all the collected contract payment.

(vi) Party B shall not subcontract the project of this Contract to a third party without authorization, otherwise Party B shall pay liquidated damages to Party A according to 10% of the total amount of this Contract, and Party B shall still perform all the obligations in accordance with this Contract; Party A may also choose to terminate or rescind the Contract and request Party B to return all the contract sums received.

(vii) If, without the written consent of the other party, either party discloses to a third party or uses for other projects the commercial information or data of the other party known to it in the course of the performance of this Contract, such party shall compensate the other party for all the losses it has suffered as a result of such disclosure, and shall pay liquidated damages to the other party at the rate of 10% of the total amount of this Contract.

(viii) Unless otherwise agreed in this Contract, if either Party violates any of its warrants under Article 11, the non-defaulting party has the right to unilaterally terminate or cancel the Contract, and the defaulting party shall pay the contract amount payable to the non-defaulting party on an “as is” basis, as well as the liquidated damages equal to 10% of the total amount of this Contract.

(ix) The liquidated damages payable by Party B as stipulated in this contract may be deducted from the unpaid amount by Party A. If Party B is liable for breach of contract and pays liquidated damages to Party A in accordance with the provisions of this contract, if the liquidated damages are not sufficient to compensate for the actual losses suffered by Party A, Party B shall be liable for compensation to Party A for the shortfall.

(x) Party B shall cooperate with the Party A to conduct on-site inspections or other due diligence on the system service provider in accordance with regulatory requirements. If the Party B fails to cooperate with the Party A’s work and causes any losses to the Party A, the Party B shall be liable for compensation.

(xi) Party A and Party B shall not unilaterally rescind the Contract without justifiable reasons, otherwise, the defaulting party shall compensate for all the losses suffered by the observant party as a result and pay liquidated damages to the observant party at the rate of 10% of the total amount of this Contract.

Article XI. Warranties and Exemptions

(i) Party A undertakes that

1. Party A has full capacity for civil conduct to enter into this Contract. Party A is a legally operated enterprise with good reputation established in accordance with the laws of China and has the legal right and ability to sign and perform the obligations under this Contract.

2. Conflict of interest: Party A’s signature and performance of this Contract or documents relating to this Contract will not:

(1) Conflict with Party A’s Articles of Incorporation or other laws and regulations or judgments applicable to Party A;

(2) Conflict with or result in any breach of the obligations in any legal document signed by Party A with a third party, such as a guarantee agreement, commitment, contract, or cause Party A’s rights to be bound.

(ii) Party B undertakes that

1. Legal person status: Party B is a legally operated and reputable company established under the laws of China, and has full capacity for civil conduct and the legal capacity to enter into and perform its obligations under this Contract.

2. Conflict of interest: Party B’s signature and performance of this Contract or documents relating to this Contract will not:

(1) Conflict with Party B’s Articles of Incorporation or other laws and regulations or judgments applicable to Party B;

(2) Conflict with or result in any breach of the obligations in any legal document signed by Party B with a third party, such as a guarantee agreement, commitment, contract, or cause Party B’s rights to be bound.

3. Party B warrants that Party B’s performance of its obligations under this Contract and the license rights granted to Party A are not bound or restricted by any third party and Party B has not assumed any binding or restrictive obligations.

4. The software developed and other software used in the development of the software hereunder meet the requirements of this Contract regarding intellectual property rights.

5. Legitimate software: The software developed by Party B meets the national regulations on software products and software standards and specifications.

6. If the software delivered and licensed to Party A by Party B needs to be registered, filed, approved or licensed by the relevant state departments, Party B shall ensure that the software provided by Party B has completed the above formalities, and Party B shall bear the costs incurred as a result.

Article XII. Force Majeure

The party suffering a force majeure event shall notify the other party as soon as possible after the force majeure event occurs and shall deliver written supporting documentation to the other party for determination within 14 working days from the date of the event. Once the effects of a force majeure event have lasted for more than 30 natural days, the parties shall reach a supplementary agreement on further performance or rescission of the Contract within a reasonable period of time through amicable negotiations. If the purpose of the Contract of either party cannot be realized in a timely manner due to force majeure events or may result in losses, either party shall have the right to rescind the Contract unilaterally and without liability.

Force majeure under this Contract means an event that occurs during the performance of this Contract as a result of natural disasters, major epidemics, war, strikes or other objective circumstances that cannot be foreseen, avoided and overcome. Failure to fulfill this Contract due to guiding opinions or administrative orders, decisions and other relevant documents issued by the government or the Ministry of Commerce shall be considered as one of the force majeure circumstances.

Article XIII. Dispute Settlement

Any disputes arising in the course of the performance of this Contract shall first be sought to be resolved by amicable negotiation between the parties. If the dispute remains unresolved after 30 days, either party may file a lawsuit with the People’s Court of Party A’s domicile.

Article XIV. Miscellaneous

(i) The losses of Party A or the third party referred to under this Contract include, but not limited to, actual losses and investigation fees, attorney’s fees, preservation fees, appraisal fees, evaluation fees and litigation fees incurred in defending the rights.

(ii) “Party B’s inability” under this Contract means one of the following circumstances:

1. Failure to submit a solution after three working days from the date when a function module is developed into a light and should be submitted, or failure of the software to be resolved after ten working days beyond the period required by us;

2. After three times of modification or improvement, the development results of a function module submitted by Party B or the resolution of a software fault still fails to meet Party A’s requirements;

3. Other circumstances in which Party A has sufficient evidence to prove that Party B is unlikely to submit the software development results or solve a software fault as agreed in the Contract.

(iii) Unless otherwise specified, “days” under this Contract refer to natural days. Unless otherwise specified, “month” under this Contract refers to a calendar span month, i.e., from the starting date to the corresponding date of the following month (or to the 30th day of the month if there is no corresponding date); “natural month” refers to the first day of each month to the last day of the calendar month.

(iv) All notices, documents and information issued or provided by Party A and Party B to each other for the performance of this Contract shall be sent to the address, facsimile number and e-mail address specified in this Contract. Either Party changing the address or the facsimile number, e-mail address or telephone number shall send a written notice to the other Party. The notice shall be deemed to have been served upon the delivery in the case of direct delivery; or upon being sent in the case of facsimile; or on the second day after the EMS is dispatched; or when the mail system of either Party indicates that it has been successfully delivered to the server of the other Party in the case of e-mail.

(v) Headings of all articles in this Contract are for convenience of reference only and shall not affect or limit the interpretation of the contents of this Contract.

(vi) The following documents shall be deemed to form part of this Contract and supplement and explain each other, and in the event of a conflict between them, the order listed below shall prevail, or, in the same order, the time of issuance of the documents shall prevail:

1. Supplementary contracts (agreements) or amendment documents signed by both Party A and Party B during the performance of this Contract;

2. This Contract;

Article XV. Effectiveness, Modification and Termination of Contract

(i) This Contract shall enter into force on the date on which it is signed by the legal representatives or authorized representatives of both parties and sealed with the official seal or special seal for the contract, and in the event of inconsistency between the two parties, the later time shall prevail. This Contract is made in two copies. Party A executes one copy and Party B executes one copy, both of which containing the same legal effect.

(ii) Once this Contract has been signed, neither party may alter it at will without the consent of both parties.

(iii) Any matters not covered in this Contract shall be the subject of a separate supplementary agreement to be concluded after consultation between the two parties, and any amendment or supplementary agreement shall be in writing, and the supplementary agreement shall have the same legal effect as this contract.

Party A (stamp)	Party B (stamp)

Legal representative or authorized representative: Dongguan Fanxin Electric Technology Co., Ltd Contract Seal	Legal representative or authorized representative: Guangzhou 3e Network Technology Company Limited Contract Seal

Annex 1

The road network operation monitoring and early warning system mainly consists of video monitoring of road network operation, traffic flow monitoring and early warning, refined meteorological monitoring and early warning, traffic event monitoring and early warning, bridge monitoring data analysis and early warning, and dynamic monitoring and early warning of key operating vehicles. The system is based on the data collected from video monitoring facilities and traffic flow monitoring facilities built on highways, and relies on a three-dimensional visualization map platform to comprehensively query and display general information of the road network (highway geographic information, road administration and maintenance information, toll station information, etc.) and dynamic information of the monitoring system (traffic flow operation information, road network environment information, traffic emergency information, infrastructure monitoring information, monitoring equipment operation information, real-time video monitoring images, etc.) from two-dimensional and three-dimensional real scenes.

System	Module	Functions
The road network operation monitoring and early warning system	Road network operation video monitoring module	By constructing video surveillance facilities on highways, key road sections, accident prone areas, and bridges will be monitored through video surveillance. Relying on a three-dimensional visualization map platform, achieve macro and micro information browsing of roads, road conditions, and facilities based on visualization maps; Through device monitoring, understand road traffic conditions and publish travel information; Monitor the real-time status of equipment along the highway.
	Traffic flow monitoring and early warning module	The traffic flow monitoring and early warning function mainly realizes the collection and analysis of basic indicators of traffic flow (flow, speed, density), identifies and displays the level of road network service and congestion, and provides early warning based on changes in traffic flow, relying on a three-dimensional visualization map platform for intuitive display. The system data comes from the real-time road network operation monitoring data and traffic flow investigation data of the vehicle and road sections collected by the DSRC communication base station system and vehicle road coordination system onboard terminals, as well as the traffic volume data converted from the highway network toll collection system data, and the traffic flow data collected by the video event detector configured with the newly built outdoor camera in this project.
	Fine tuned meteorological monitoring and early warning module	By sharing regional meteorological data, macro meteorological data from the provincial meteorological bureau, local visibility, road surface and other meteorological environment data, a refined meteorological monitoring and early warning system is constructed to achieve hourly meteorological information monitoring and intelligent road network forecasting (precipitation, air temperature, road surface temperature, visibility, road icing, etc.) on the target highway section, high-density and high-frequency automatic real-time monitoring and forecasting of relevant indices (visibility index, road surface wetness index, crosswind index, tire burst index), and dangerous road weather (strong winds, sandstorms, icing, fog, high temperatures, short-term heavy precipitation, etc.). The prediction space supports a distribution along the road of 1km, achieving short-term (0-2 hours) and medium to short-term (0-72 hours) prediction and warning for the target road.
	Traffic incident detection and warning module	The service object of the traffic event monitoring and alarm system is the operation monitoring personnel, consisting of three functional modules: traffic event detection and warning, traffic event analysis and evaluation, and historical event management. The sources of event data include: firstly, video surveillance, which utilizes AI technology, based on video streams, and adopts intelligent video analysis technology to automatically detect, record, and warn traffic anomalies such as vehicle parking violations, congestion, U-turns, reverse traffic, pedestrians, litters, road construction, and roadblocks 24/7; The second is to manually collect abnormal event information, which is mainly filled out by inspection personnel and the general public manually or submitted to this subsystem through telephone, SMS, fax, email, and other means. The level of highway traffic emergencies can be determined based on the information collected automatically or manually.
	Bridge health monitoring analysis and early warning module	The analysis and warning of bridge health monitoring data mainly achieve the following functions: statistical analysis of monitoring data, various structural damage identification methods, structural finite element model correction methods, various structural safety assessment methods, multi-level structural warning levels and warning systems.
	Key operational vehicle monitoring and early warning module	By connecting key operating vehicles such as “two passengers and one danger”, combined with the highway license plate recognition system, road dynamic weighing equipment, roadside intelligent base stations, toll station networking toll collection system, and transportation enterprises to obtain truck operation data, the vehicle type, load capacity, hometown, entry and exit time, illegal behavior, and other information of key operating vehicles passing on the highway are recorded and statistically analyzed to achieve real-time tracking of vehicle driving conditions, including vehicle information, location information, etc. The module provides functions such as vehicle trajectory playback, vehicle violations, speeding, fatigue driving alarms, and statistical analysis.

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